AMENDED AND RESTATED LEASE AGREEMENT

BY AND BETWEEN

ROYAL CENTER IC, LLC

(AS LANDLORD)

AND

INSPIRE PHARMACEUTICALS, INC.

(AS TENANT)

i

STATE OF NORTH CAROLINA

AMENDED AND RESTATED LEASE AGREEMENT

COUNTY OF DURHAM

THIS AMENDED AND RESTATED LEASE AGREEMENT (the “Lease”) made and entered into as of the 30th day of November, 2006, by and between ROYAL CENTER IC, LLC, a Delaware limited liability company, hereinafter called “Landlord”; and INSPIRE PHARMACEUTICALS, INC., a Delaware corporation, hereinafter called “Tenant”. This Lease is intended by Landlord and Tenant to be an amendment and restatement of that certain lease for the Premises dated as of May 17, 1995, as amended (the “Original Lease”), by and between Landlord, as successor in interest to Imperial Center Limited Partnership and Tenant, which Original Lease shall be deemed null and void as of the Commencement Date of this Lease except for any obligations accruing thereunder prior to the Commencement Date.

W I T N E S S E T H:

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

1. BASIC LEASE TERMS.

The following terms shall have the following meanings in this Lease:

(a) Premises: Approximately 31,320 rentable square feet of office and laboratory space within the Building, as more particularly described on the floor plan attached hereto as Exhibit “A-1”.

(b) Building: Royal Center I, located at 4222 Emperor Blvd., Durham, North Carolina.

(c) Business Park: Imperial Center Business Park.

(d) Common Areas: All areas of the Building or the Business Park available for the common use or benefit of all tenants primarily or to the public generally, including without limitation, parking areas, driveways, sidewalks, loading docks, elevators and stairwells (if applicable), entrances, public restrooms, mechanical rooms, janitorial closets, telephone rooms, mail rooms, electrical rooms, and other similar areas of the Building providing for building systems, and any other common facilities furnished by Landlord from time to time.

(e) Commencement Date: December 1, 2006.

(f) Term; Expiration Date: The “Term” of this Lease shall be four (4) years and two (2) months commencing as of the Commencement Date and, subject to Tenant’s right to extend the Term in accordance with Exhibit “E” attached hereto, expiring on the fiftieth (50th) month anniversary of the Commencement Date (the “Expiration Date”).

(g) Minimum Rental: Provided no Tenant default has occurred and is continuing hereunder beyond any applicable cure period, Tenant shall have no obligation for the payment of Minimum Rental or Additional Rent from the Commencement Date through the two (2) month anniversary of the Commencement Date (the “Rent Commencement Date”). Accordingly, beginning on the Commencement Date and continuing throughout the Term, Tenant shall pay Minimum Rental as set forth hereinbelow (subject to adjustment as provided in Section 2):

Period	Rate	Monthly Rent	Annual Rent
12/1/06 —1/31/07	$0.00	$0.00	$0.00
2/1/07 – 1/31/08	$11.25	$29,362.50	$352,350.00
2/1/08 – 1/31/09	$11.59	$30,249.90	$362,998.80
2/1/09 – 1/31/10	$11.94	$31,163.40	$373,960.80
2/1/10 – 1/31/11	$12.30	$32,103.00	$385,236.00

(h) Tenant’s Proportionate Share: A fraction, the numerator of which shall be the number of rentable square feet within the Premises and the denominator of which shall be the number of rentable square feet within the Building, currently estimated to be 72.68% (31,320 ÷ 43,092). Provided however, the rentable square feet of the Building as of the Commencement Date shall not decrease below 41,000 rentable square feet during the Term, as extended.

(i) Tenant’s Estimated Share of Tenant Expenses: On the Commencement Date and on the first day of each month thereafter until Landlord provides Tenant with an updated estimate of Tenant’s Proportionate Share of Tenant Expenses, Tenant shall pay in advance a monthly installment of Six Thousand Two Hundred Eleven and 80/100 Dollars ($6,211.80) which amount represents an estimate of Tenant’s Proportionate Share of Tenant Expenses calculated at $2.38 per rentable square foot of the Premises.

(j) Notice Addresses:

Landlord:	Royal Center IC, LLC
c/o Tri Properties, Inc.
4309 Emperor Boulevard, Suite 110
Durham, North Carolina 27703

Tenant:	Inspire Pharmaceuticals, Inc.
4222 Emperor Blvd., Suite 470
Durham, NC 27703-8466

(k) Security Deposit: None.

(l) Broker(s): Tri Properties, Inc. and Colliers Pinkard.

(m) Guarantor: None.

(n) Parking: Tenant shall have the right to the non-exclusive use of 2.95 unreserved parking spaces per 1,000 rentable square feet of the Premises in the surface parking areas adjacent to the Building which constitutes a portion of the Common Areas in common with the other tenants of the Building, such use in no event to unreasonably interfere with the use of such parking spaces by other tenants of the Business Park.

2. DESCRIPTION OF PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, the Premises, together with the nonexclusive right to use all driveways, parking areas, sidewalks and other common facilities furnished by Landlord from time to time; provided, however, in no event shall Tenant’s usage of the surface parking spaces adversely impact the use and enjoyment of the parking areas by other tenants of the Building or exceed the parking rights set forth in Section 1(n) herein. Prior to the Commencement Date, Landlord may have its architect or engineer measure the actual total square footage of the Premises as measured from the centerline of the demising wall to the drip line and Landlord shall immediately provide Tenant with a copy of such new measurement once Landlord receives the measurement from its architect or engineer. In the event the Premises shall contain an amount of square footage different than the amount of square feet referenced in Section 1(a) above, the Premises shall be redefined to reflect the actual square footage and the Annual Rental (as hereinafter defined) shall be proportionately adjusted based on the actual square footage multiplied by the applicable square foot rental rate (and such adjustment shall relate back to the Commencement Date if there is a variance). The reasonable cost of such measurement shall be borne by Landlord.

Notwithstanding the foregoing, Landlord and Tenant acknowledge that Tenant currently occupies the Premises and Tenant hereby accepts the Premises in its “as-is, where-is” condition, except as hereinafter provided. Landlord shall have no obligation for any improvements to the Premises except for the following matters which shall be completed by Landlord, at Landlord’s sole cost and expense, within ninety (90) days after the date hereof: (a) power wash the exterior of the Building, (b) strip and re-paint the truck court stairs and railings, (c) revise and upgrade the Business Park’s directory signage in a manner substantially similar to the signage depicted on Exhibit “F” attached hereto and incorporated herein by reference, and (d) install a right turn directional arrow in front of Suite 275 of the Royal Center II building in the Business Park in order to direct traffic to the suite entrance of the Premises.

3. TERM; COMMENCEMENT DATE.

(a) Term.

Unless otherwise adjusted as hereinbelow provided, the Term shall commence on the Commencement Date and shall expire on the Expiration Date. As used herein, the term “Lease Year” shall mean each consecutive twelve-month period of the Term, beginning with the Commencement Date.

(b) [Intentionally deleted.]

(c) Tenant Improvement Allowance. Prior to the Commencement Date and during Tenant’s continuing occupancy of the Premises, Landlord shall supervise the design, construction and installation of certain additional improvements in the Premises (the “Tenant Improvements”) in accordance with the Plans (as hereinafter defined) and the following terms and conditions. Tenant’s engineer, contractor, and/or architect shall, at Tenant’s sole cost and expense (as part of the Allowance (as hereinafter defined)), prepare the plans for the design, construction and installation of the Tenant Improvements (the “Plans”) which shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld, and said engineer and contractor shall construct such Tenant Improvements in accordance with the Plans. The final Plans, as reviewed and approved by Landlord and Tenant, shall be attached hereto as Exhibit “C.”

Landlord shall contribute Four and 50/100 Dollars ($4.50) per rentable square foot of the Premises (the “Allowance”) toward only the following costs: (i) any cost of installing the Tenant Improvements on an “as completed” basis which is performed in accordance with the Plans and related to the work to be done for the purpose of preparing the Premises for Tenant’s occupancy and use, (ii) the cost of preparing the Plans, (iii) design costs for architectural, mechanical, plumbing and electrical design, (iv) construction documents and permits, and (v) a construction management fee equal to four percent (4.0%) of the total cost of constructing the Tenant Improvements to be paid to Landlord, which total cost of constructing Tenant Improvements shall not include the design costs for architectural, mechanical, plumbing and electrical design; provided, however, Tenant may elect to use a portion of the Allowance for costs associated with Tenant’s telephone and data cable lines installed in the Premises to which a construction management fee shall not be applied. In the event that either prior to the commencement of the installation of the Tenant Improvements or at any time during or following the installation of the Tenant Improvements, the cost of the Tenant Improvements exceeds the Allowance or Tenant requests any change to the aforementioned Plans which has resulted or might result in an increase in the cost of the installation of such Tenant Improvements so that the cost exceeds the Allowance, then Tenant shall be responsible for promptly paying such increased costs within thirty (30) days after Landlord demands same. Notwithstanding the foregoing, any change order(s) requested by Tenant which will result in an increase in the cost of the construction and installation of the Tenant Improvements shall be agreed to in advance by Landlord and Tenant.

In no event shall Landlord have any obligation to disburse any portion of the Allowance after the one year anniversary of the Commencement Date. Notwithstanding the foregoing, Tenant shall have the right to apply any unused portion of the Allowance (not to exceed Twenty-Nine Thousand Three Hundred Sixty-Two and 50/100 Dollars ($29,362.50)) to one (1) monthly installment of Minimum Rental coming due hereunder at any time prior to November 30, 2007. Any savings or unused portion of the Allowance after the Tenant Improvements are completed and after the application of one (1) months Minimum Rental (as hereinabove provided) shall be retained by Landlord.

4. RENTAL.

During the Term, Tenant shall pay to Landlord at the following address, P.O. Box 6113, Property #410017, Hicksville, NY 11802-6113, without notice, demand, reduction (except as may be applicable pursuant to the paragraphs of this Lease entitled “Damage or Destruction of Premises” or “Eminent Domain”), setoff or any defense, a total rental (the “Annual Rental”) consisting of the sum total of the following:

(a) Minimum Rental. Beginning with the Commencement Date and continuing through the Expiration Date or earlier termination of this Lease, Tenant shall pay Minimum Rental in accordance with the schedule set forth in Section 1(g) in equal monthly installments each in advance on or before the first day of each month. If the Commencement Date is a date other than the first day of a calendar month, the Minimum Rental shall be prorated daily from such date to the first day of the next calendar month and paid on or before the Commencement Date.

(b) Additional Rental. [Intentionally Deleted]

(c) Tenant’s Share of Taxes. Tenant shall pay an amount equal to Tenant’s Proportionate Share (as defined in Section 1 (h)) of any ad valorem taxes (or any tax hereafter imposed in lieu thereof) and related assessments (which are currently due and payable) imposed upon the Building and the Premises together with the Tenant’s Proportionate Share of the actual, reasonable costs associated with contesting such taxes and assessments. Tenant’s Proportionate Share of taxes shall be paid as provided in subparagraph (f) below. Provided, any increase in ad valorem taxes on the Premises as a result of alterations, additions or improvements made by, for or on account of Tenant shall be reimbursed by Tenant to Landlord within thirty (30) days after receipt of Landlord’s written demand to Tenant therefor. Notwithstanding anything contained herein to the contrary, in the event the actual amount of ad valorem taxes becomes known to Landlord prior to the expiration of a particular calendar year, Landlord may elect to adjust the amount of Tenant’s estimated share of ad valorem taxes so as to collect from Tenant (and all other tenants) the full amount of ad valorem taxes due and payable for such calendar year prior to such taxes becoming delinquent. In the event Landlord has elected not to contest ad valorem taxes for a particular year and Tenant provides reasonable proof to Landlord that such a contest would prevail, then Landlord and Tenant shall work in good faith with each other to determine if Landlord should contest the ad valorem taxes for the year in question.

(d) Tenant’s Share of Insurance Premiums. Tenant shall pay an amount equal to Tenant’s Proportionate Share of any premiums charged for fire and extended coverage and liability insurance with all endorsements carried by Landlord on the Building payable for any calendar year (including any applicable partial calendar year), provided such premiums are not a direct result of another tenant’s use of its premises in the Building. Tenant’s Proportionate Share of premiums shall be paid as provided in subparagraph (f) below.

(e) Tenant’s Share of Common Area Operating and Maintenance Costs. Tenant shall pay an amount equal to Tenant’s Proportionate Share of (i) the reasonable costs for operating, repairing and maintaining the Building’s Common Areas, including, but not limited to, building management costs (including management fees which shall be consistent with customary management fees in the Raleigh/Durham area), the cost of grass mowing, shrub care and general landscaping, garbage collection and disposal, snow removal, irrigation systems, maintenance and repair to parking and loading areas (including storage of materials), driveways, sidewalks, exterior lighting, common water and sewer, common plumbing, common signs and other facilities shared by the various tenants in the Building, the costs of all capital improvements, repairs or equipment to the Building which are either required under any governmental law or regulation which was not applicable to the Building as of the Commencement Date or which reduce Common Area operating and maintenance costs (provided that the cost of any such capital improvements, repairs or equipment shall be amortized on a straight line basis over the useful life of such improvements, repairs or equipment), and (ii) the Building’s share of the Common Area operating and maintenance costs for the entire Business Park, including without limitation, the reasonable costs and expenses associated with the maintenance and operation of Business Park amenities made available for the common use and enjoyment of the tenants of the Business Park from time to time (the items described in sub-paragraphs (i) and (ii) are collectively referred to as “Common Area Expenses”). Landlord shall use good faith efforts to keep the operating and maintenance costs in line with costs for other similarly situated buildings in the Raleigh/Durham market, taking into account rent and other relevant factors. Tenant’s proportionate share shall be paid as provided in subparagraph (f) below. Notwithstanding the foregoing, the Controllable Common Area Expenses (as hereinafter defined) which may be passed through to Tenant under this Section 4 shall not increase in any Lease Year by an amount which exceeds five percent (5%) of such Controllable Common Area Expenses for the immediately preceding Lease Year (as measured on a cumulative and compounded basis). For purposes hereof, “Controllable Common Area Expenses” shall be deemed to include all Common Area Expenses other than utilities (e.g., electricity, gas, water and sewer), insurance, taxes, snow removal and any other expenses which are set or determined by a governmental entity or other third party or are otherwise beyond Landlord’s reasonable control. For purposes hereof, the expenses identified in subparagraphs (c), (d) and (e) of this Section shall be deemed the “Tenant Expenses.”

Notwithstanding anything contained in this Lease to the contrary, Common Area Expenses shall not include: any costs properly classified as capital costs, or any amortization thereof except as otherwise expressly provided above; costs incurred in connection with the original construction or expansion of the Building, including any interest or payments on any financing; cost of correcting defects in the initial design or construction of the Building or expansion; any costs or expenses incurred by Landlord in bringing the property or building, or any portion thereof, into compliance with any applicable federal, state or local statutes, codes, ordinances or rules in effect as of the Commencement Date; costs relating to the restoration and/or repair obligations of Landlord with respect to the Building or the Premises as set forth in Section 9 or as a result of condemnation or casualty; reserves for anticipated future expenses; legal fees; leasing commissions; any items for which Landlord is reimbursed by insurance; any bad debt loss, rent loss or reserves for bad debts or rent loss; the cost of providing specialized services (not offered generally to all tenants of the Building), improvements or upfit specifically for individual tenants; all interest or penalties incurred as a result of Landlord’s failure to pay any bill as it shall become due; the cost of leasing any capital item whose purchase price would not be included in reimbursable expenses hereunder; any cost related to the operation of Landlord as an entity rather than the operation of the building including the cost and formation of the entity, internal accounting, legal matters, preparation of tax returns; marketing costs; and costs related to remediation or cleanup of Hazardous Materials as to all or a portion of the Building or the Premises.

(f) Payment of Proportionate Shares. Tenant shall pay to Landlord in advance each month, along with Tenant’s installments of Minimum Rental (and Additional Rental, if applicable), a sum equal to one-twelfth (1/12) of the amount estimated by Landlord (in its reasonable discretion) as Tenant’s Proportionate Share of the Tenant Expenses for each calendar year, as currently estimated in Section1(i) herein. Landlord will make reasonable efforts to provide Tenant with Landlord’s estimate of Tenant’s Proportionate Share of Tenant Expenses for the upcoming calendar year on or before December 15 of each calendar year during the Term hereof. Not more than twice during any calendar year, Landlord may in good faith revise Tenant’s Proportionate Share of the Tenant Expenses and upon Tenant’s receipt of a revised statement, Tenant shall pay Tenant Expenses on the basis of such revised statement. If Landlord fails to notify Tenant of the revised amount of Tenant’s Proportionate Share of Tenant Expenses by such date, Tenant shall continue to pay the monthly installments of the proportionate share amount, if any, last payable by Tenant until notified by Landlord of such new estimated amount. No later than May l of each calendar year of the Term, Landlord shall deliver to Tenant a written statement setting forth the actual amount of Tenant’s Proportionate Share of Tenant Expenses for the preceding calendar year. Tenant shall pay the total amount of any balance due shown on such statement within thirty (30) days after its delivery. In the event such annual costs decrease for any such year, Landlord shall reimburse Tenant for any overage paid and the monthly rental installments for the next period shall be reduced accordingly, but not below the Minimum Rental, and such payment obligation of Landlord shall survive the expiration or early termination of this Lease. For the calendar year in which this Lease commences, the proportionate shares of such amounts shall be prorated from the Commencement Date through December 31 of such year. Further, Tenant shall be responsible for payment of Tenant’s Proportionate Share of Tenant Expenses for the calendar year in which the Term expires, prorated from January 1 thereof through the Expiration Date. Upon the Expiration Date, Landlord may elect to require Tenant to pay any unpaid estimated proportionate shares within thirty (30) days after the Expiration Date, which estimate shall be made by Landlord based upon actual and estimated costs for such year, or (ii) to withhold the Security Deposit until the exact amount payable by Tenant is determinable, at which time Tenant shall promptly pay to Landlord any deficiencies or Landlord shall return any excess Security Deposit to Tenant.

Tenant may audit Landlord’s records and all information pertaining to Tenant Expenses in order to verify the accuracy of Landlord’s determination of Tenant’s proportionate share of same provided that:

(i) Tenant must give notice to Landlord of its election to undertake said audit within one hundred twenty (120) days after receipt of the statement of the actual amount of Tenant’s proportionate share for the preceding calendar year from Landlord;

(ii) Such audit will be conducted only during regular business hours at the office where Landlord maintains records of Tenant Expenses and only after Tenant gives Landlord fourteen (14) days’ advance written notice;

(iii) Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant and no such audit shall be conducted if any other tenant of the Building has conducted an independent audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of such audit;

(iv) No audit shall be conducted at any time that Tenant is in default of any of the terms of this Lease;

(v) No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises; and

(vi) Such audit review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay any amounts due under the terms of this Lease.

Within thirty (30) days after Tenant’s receipt of such audit, Tenant must give notice to Landlord of any disputed amounts and identify all items being contested in Landlord’s statement of Tenant’s proportionate share of Tenant Expenses. If Landlord and Tenant cannot agree upon any such item as to which Tenant shall have given such notice, the dispute shall be resolved by an audit by a major accounting firm mutually acceptable to Landlord and Tenant and the cost of said audit shall be paid by the non-prevailing party; provided however, Tenant will not be considered the “prevailing party” for purposes of this paragraph unless the accounting firm’s audit reveals an overcharge by Landlord in excess of five percent (5%) of Tenant’s proportionate share of Tenant Expenses for the particular calendar year in question.

Any adjustment required as a result of any audit shall be made by adjustment to Tenant’s proportionate share of Tenant Expenses so that said adjustment is fully made (or recovered) in equal installments over the twelve (12) month period immediately following the final resolution of said audit. Landlord and Tenant’s repayment obligations as set forth herein shall survive the expiration or early termination of this Lease.

(g) Documentary Tax.

In the event that any documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result hereof) becomes applicable to the rental, leasing or letting of the Premises, whether local, state or federal, and is required to be paid due to the execution hereof or otherwise with respect to this Lease or the payments due hereunder, the cost thereof shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same.

(h) Late Payment.

If any monthly installment of Minimum Rental, Additional Rental (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid ten (10) days after said amount becomes due, Tenant shall pay as additional rent hereunder a late payment charge equal to the greater of (i) Five Hundred and No/100 Dollars ($500.00) or (ii) a sum equal to three percent (3%) of the unpaid rent or other payment; provided, however, subject to Tenant’s not being in default hereunder beyond any applicable cure period, Tenant shall be entitled to one (1) additional ten (10) day grace period per Lease Year during which Tenant may make such payment without paying the late charge as hereinabove described. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid at the lesser of two percent (2%) per annum above the “prime rate” as published in the Wall Street Journal from time to time (the “Prime Rate”). Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord’s rights under this Lease and shall in no way constitute an accord and satisfaction.

5. ALTERATIONS AND IMPROVEMENTS BY TENANT.

Tenant shall make no structural changes respecting the Premises or the Building (or to the mechanical or building systems of the Building) and shall make no changes of any kind respecting the Premises or the Building which are visible from the exterior of the Premises without Landlord’s prior written consent, to be granted or withheld in Landlord’s sole discretion. Except for the initial upfitting of the Premises in accordance with the Plans, any other interior, nonstructural changes or other alterations, additions, or improvements to the Premises (including without limitation, repairs or replacement of the HVAC system serving the Premises in accordance with Section 10 herein) shall not require Landlord’s consent (so long as such alterations do not impact any base building systems), however, Tenant shall provide Landlord with at least ten (10) days advance written notice of such alterations and a copy of the plans for such interior, nonstructural alterations. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant’s trade fixtures as described in the paragraph entitled “Trade Fixtures and Equipment” below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord’s sole election, and shall, unless otherwise specified by Landlord at the time Landlord gives its consent thereto, remain upon the Premises at the expiration or earlier termination of this Lease.

Notwithstanding anything contained herein to the contrary, all alterations and improvements undertaken by Tenant shall be consistent with the then-existing quality, color scheme (where appropriate), general aesthetic appearance and tenor of the balance of the Building and, in any event, Landlord may withhold its consent, to the extent consent is required hereunder, to any proposed alteration or improvement by Tenant unless Tenant agrees to remove said improvement at the end of the Term and/or restore the Premises to the condition in which it existed prior to the undertaking of the proposed alteration or improvement.

6. USE OF PREMISES.

(a) Tenant shall use the Premises only for general office, research and development of pharmaceutical products and laboratory purposes and for no other purpose. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. Tenant shall not do any act or follow any practice relating to the Premises, the Building or the Common Areas which shall constitute a nuisance or detract in any way from the reputation of the Building as a first-class real estate development comparable to other comparable buildings in the Raleigh/Durham market taking into account rent and other relevant factors. Tenant’s duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises except for minor disturbances created in the ordinary course of Tenant’s business provided such ordinary operations by Tenant do not adversely impact any other occupants of the Building. In addition, Tenant shall not conduct a sale of any personal property on or about the Premises, the Building or in the Common Areas without the prior written consent of Landlord.

(b) Without limiting the generality of (a) above, and excepting only cleaning materials and other chemicals, compounds, and materials (as disclosed by the Hazardous Materials Disclosure Certificate described below or with respect to any hazardous materials introduced after an annual Hazardous Materials Disclosure Certificate is provided, such additional hazardous materials used in the Premises as are subsequently disclosed on the next Hazardous Materials Disclosure Certificate coming due hereunder) used by Tenant in its ordinary day to day business operations (but not held for sale, storage or distribution) and customarily used in facilities such as the Building, and then only to the extent used, stored (but not any bulk storage), transported, and disposed of strictly in accordance with all applicable laws, regulations and manufacturer’s recommendations, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or which poses an immediate threat to health and safety of the occupants of the Building or surrounding property (collectively “Hazardous Substances”). In addition, Tenant shall be liable for, and shall indemnify and hold Landlord harmless from, all costs, damages and expenses (including reasonable attorney’s fees) incurred in connection with the use, storage, discharge or disposal of any Hazardous Substances by Tenant or Tenant’s Invitees except to the extent such costs, damages and expenses are caused directly by Landlord, its agents, employees or contractors. Landlord warrants and represents that to the best of Landlord’s actual knowledge and except as otherwise previously disclosed to Tenant, the Premises is free from any Hazardous Substances in violation of applicable law. Prior to execution of this Lease (and thereafter, on or before each anniversary of the Commencement Date), Tenant shall complete the Hazardous Materials Disclosure Certificate attached hereto as Exhibit “G” and deliver a fully executed copy of same to Landlord for its review and approval.

(c) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in the same condition in which it existed as of the Commencement Date, ordinary wear and tear, fire or other casualty, acts of God and approved alterations and improvements alone excepted.

(d) Tenant’s use and occupancy of the Premises shall include the use in common with others entitled thereto of the Common Areas and all other improvements provided by Landlord for the common use of the Building tenants, and any other common facility as may be designated from time to time by the Landlord, subject, however, to the terms and conditions of this Lease and to the reasonable rules and regulations for use therefor as prescribed from time to time by the Landlord. Subject to the terms hereof, Tenant and Tenant’s Invitees shall have the nonexclusive use (in common with other benefiting tenants) to use the Common Areas for purposes intended. Tenant shall not at any time unreasonably interfere with the use of the Common Areas by Landlord, another tenant or any other person entitled to use same. Landlord reserves the right, from time to time, to alter any of the Common Areas, to exercise control and management of the same, and to establish, modify, change and enforce such reasonable rules and regulations as Landlord in its discretion may deem desirable for the management of the Building or the Common Areas so long as such modifications do not have a material, adverse impact on Tenant’s use of the Premises.

(e) Tenant shall save Landlord harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from (i) Tenant’s use or occupancy of the Premises, and (ii) the non-performance of any covenant or agreement on Tenant’s part to be performed pursuant to this Paragraph 6 except to the extent such claims, liabilities, penalties, fines, costs, expenses or damages are caused by the negligent acts or willful misconduct of Landlord or its agents, employees, or contractors or the failure of Landlord to repair any part of the Premises which Landlord is obligated to repair and maintain in accordance with the terms of this Lease. This indemnification shall survive the termination or expiration of this Lease.

7. TAXES ON LEASE AND TENANT’S PROPERTY.

(a) Tenant shall pay any taxes, documentary stamps or assessments of any nature which may be imposed or assessed upon this Lease, Tenant’s occupancy of the Premises or Tenant’s trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant as promptly as all such taxes or assessments may become due and payable without any delinquency.

(b) Landlord shall pay, subject to reimbursement from Tenant as provided in Section 4 hereof, all ad valorem property taxes which are now or hereafter assessed upon the Premises, the Building and the Common Areas, except as otherwise expressly provided in this Lease.

8. FIRE AND EXTENDED COVERAGE INSURANCE.

Landlord shall maintain and pay, subject to reimbursement from Tenant as provided in Section 4 hereof, for fire and casualty special form “all risk” insurance, with extended coverage (including boiler and machinery coverage), covering the Building and any permanently affixed alterations or improvements thereto other than Tenant’s personal property, trade fixtures and equipment (all of which shall be insured by Tenant), equal to at least eighty percent (80%) of the replacement cost thereof Except for Tenant’s use of materials used in the ordinary course of Tenant’s business which use will be in strict compliance with all applicable laws and regulations, Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extra hazardous on account of fire and Tenant shall not use the Premises, the Building or the Common Areas in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything done, caused to be done, permitted or omitted by Tenant or Tenant’s Invitees, the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within twenty (20) days after receipt of such demand. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant. Tenant shall first furnish to Landlord copies of insurance policies or certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date.

Notwithstanding anything herein to the contrary, Landlord reserves the right for itself, any affiliated entities and any successors and assigns, with a net worth substantially equivalent to Landlord’s net worth as of the date hereof, to self-insure against any risk required hereunder to be insured or otherwise assumed by Landlord so long as any such program of self-insurance affords the same coverage of risks and benefits which would be afforded in the event Landlord procured insurance from a third-party insurer.

9. LANDLORD’S COVENANT TO REPAIR AND REPLACE.

(a) During the Term, Landlord shall be responsible only for all costs and expenses associated with the repairs or replacements to the roof, roof membrane, exterior walls, structural members (including foundation and sub-flooring of the Premises) and for the central plumbing and electrical systems serving the entire Building up to the respective applicable points of entry of same into the Premises except for repairs or replacements caused by the negligent acts or omissions or willful misconduct of Tenant or Tenant’s Invitees which are not otherwise covered by any insurance maintained by Landlord, which shall be made at Tenant’s sole cost and expense. Landlord shall maintain such items in substantial compliance with applicable laws, regulations, ordinances and codes, however, any non-compliance shall not materially impair Tenant’s use and enjoyment of the Premises or constitute a threat or danger to the health or safety of Tenant or Tenant’s Invitees. Landlord’s repairs and replacements shall be made as soon as reasonably possible using due diligence and reasonable efforts, taking into account in each instance all circumstances surrounding the repair or replacement, including without limitation, the materiality of the repair or replacement to Tenant’s use and operation of its business within the Premises and the relation thereof to the enjoyment of same, such period not to exceed one hundred eighty (180) days after receiving written notice from Tenant of the need for repairs or such longer period of time as is reasonably necessary under the circumstances so long as Landlord is diligently pursuing the completion of same. If Landlord cannot, using due diligence, complete its repairs within the time period herein specified and such failure to repair has a material adverse impact on Tenant’s use or occupancy of the Premises, then (unless the need for such repairs or replacements is the result of the negligence, misconduct or acts or omissions of Tenant or Tenant’s Invitees, in which event Tenant shall not be entitled to terminate this Lease) either party may terminate this Lease effective upon thirty (30) days’ prior written notice to the other, without prejudice to Landlord’s rights to receive payment from Tenant for uninsured damages caused directly or indirectly by Tenant or Tenant’s Invitees. If the need for such repairs or replacements is the result of the negligence, misconduct or acts or omissions of Tenant or Tenant’s Invitees, and the expense of such repairs or replacements are not fully covered and paid by Landlord’s insurance, then Tenant shall pay Landlord the full amount of expenses not covered. Landlord’s duty to repair or replace as prescribed in this paragraph shall be Tenant’s sole remedy and shall be in lieu of any warranties or guaranties of Landlord, express or implied; provided, however, in the event Landlord fails to fulfill its obligations under this Paragraph 9(a) with respect to a leak in the roof of the Premises within thirty (30) days (or such longer period as may be required in the exercise of due diligence) following receipt of written notice of such failure to perform from Tenant, Tenant shall be entitled to hire a contractor reasonably acceptable to Landlord to make the necessary repair or replacement to the roof of the

Premises, provided such activities shall not in any way void or negatively impact Landlord’s warranty on the roof of the Premises or the Building, and thereafter, to the extent not reimbursed to Tenant within fifteen (15) days after demand therefor, Tenant may pursue an action against Landlord for collection of the actual costs of such repair or replacement.

(b) Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder unless such failure shall persist (after written notice from Tenant setting forth the need for such repair(s) or replacement(s) in reasonable detail has been received by Landlord) beyond the applicable timeframes for such repair set forth in subparagraph (b) above. Except as set forth in the paragraph of this Lease, entitled “Damage or Destruction of Premises”, there shall be no abatement of rent. There shall be no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, replacements, alterations or improvements to any portion of the Building or the Premises, or to fixtures, appurtenances and equipment therein except to the extent caused directly by Landlord’s negligent acts or willful misconduct. To the extent permitted under applicable law and except as otherwise expressly set forth above, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

10. TENANT’S COVENANT TO REPAIR.

Tenant shall be responsible for the repair, replacement and maintenance in good order and condition of all parts and components of the Premises (other than those specified for repair, replacement and maintenance by Landlord above), including without limitation the plumbing, wiring, electrical systems, HVAC system, glass and plate glass, equipment and machinery constituting fixtures, unless such repairs or replacements are required as a result of the negligence or willful misconduct of Landlord, its agents or employees and are not otherwise covered by any insurance maintained by Tenant, in which event Landlord shall be responsible for such repairs. At the end of the Term, Tenant shall return the Premises, including the HVAC system, to Landlord in substantially the same condition in which it existed as of the Commencement Date, excepting only normal wear and tear, acts of God, repairs and replacements required to be made by Landlord hereunder or required as a result of the negligent acts or willful misconduct of Landlord, its agents, employees, and contractors. Tenant’s duty to maintain the HVAC system shall specifically include the duty to enter into and maintain at Tenant’s sole expense during the entire term of this Lease a contract for the routine and periodic maintenance and regular inspection of such HVAC system, the replacement of filters as recommended and the performance of other recommended periodic servicing in accordance with applicable manufacturer’s standards and recommendations. Such contract: (a) shall be with a reputable contractor reasonably satisfactory to Landlord; (b) shall satisfy the requirements for routine and periodic maintenance, if any, necessary to keep all applicable manufacturer’s warranties in full force and effect; and (c) shall provide that in the event this Lease expires or is earlier terminated for any reason whatsoever that said contract shall be immediately terminable by Landlord or Tenant without any cost, expense or other liability on the part of Landlord. Tenant agrees to deliver a copy of the HVAC maintenance contract to Landlord within ten (10) days after the Commencement Date.

11. TRADE FIXTURES AND EQUIPMENT.

Prior to installation, Tenant shall furnish to Landlord notice of all attached trade fixtures and equipment of a permanent nature which it intends to install within the Premises and the installation of same shall be subject to Landlord’s reasonable consent, to the extent such consent is required under this Lease. So long as no Event of Default has occurred and is continuing hereunder, any trade fixtures and equipment installed in the Premises at Tenant’s expense and identified by Tenant in notice to Landlord shall remain Tenant’s personal property (“Tenant’s Personal Property”) and Tenant shall have the right at any time during the Term to remove such trade fixtures and equipment. Upon removal of any trade fixtures or equipment, Tenant shall immediately restore the Premises to substantially the same condition in which it existed when the Premises was delivered to Tenant by Landlord, ordinary wear and tear and acts of God alone excepted. Any of Tenant’s Personal Property not removed by Tenant within five (5) days of the expiration or earlier termination of the Lease shall, at Landlord’s sole election, either (i) become the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) be subject to Landlord’s removing such property from the Premises and storing same, all at Tenant’s expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing, the following property shall in no event be deemed to be “trade fixtures” and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and equipment; or (f) permanent shelving. Landlord hereby waives any lien interests it may have in Tenant’s Personal Property; provided, however, in no event may Tenant encumber or otherwise impair Landlord’s title to the Premises, the Building or the Building’s common areas or Tenant’s leasehold interest in the Premises through the financing of any personal property within the Premises or any other activity.

12. UTILITIES.

Tenant shall pay for all utilities or services related to its use of the Premises including without limitation electricity, gas, heat, water, sewer, telephone and janitorial services. To the extent that water and/or sewer usage are not separately metered for the Premises, Tenant shall pay Tenant’s Proportionate Share (as defined in Section 1(h) herein) of the applicable charges therefor, and the manner for payment thereof shall be as set forth in Section 3(f) herein. Landlord shall not be responsible for the stoppage or interruption of utilities services other than as required by its limited covenant to repair and replace set forth above, nor shall Landlord be liable for any damages caused by or from the plumbing and sewer systems, except to the extent such interruption of utilities services continues for at least five (5) consecutive business days and is caused directly by the negligent acts or willful misconduct of Landlord, its agents, employees or contractors and is not otherwise covered by any insurance maintained, or required hereunder to be maintained, by Tenant.

13. DAMAGE OR DESTRUCTION OF PREMISES.

If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant’s business, Landlord shall cause such damage to be repaired without unreasonable delay and the Annual Rental shall not abate. If by reason of such casualty the Premises are rendered untenantable for Tenant’s business, either in whole or in part, Landlord shall cause the damage to the physical structure of the Building (excluding any tenant improvements or alterations therein) to be repaired or replaced without unreasonable delay, and, in the interim, the Annual Rental shall be proportionately reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the Term. Provided, however, if by reason of such casualty, the Premises are rendered untenantable in some material portion, and Landlord, in its commercially reasonable estimation, determines (within 60 days after the date of said casualty) that the amount of time required to repair the damage using due diligence is in excess of two hundred ten (210) days, Landlord shall provide Tenant written notice within ten (10) days of such estimation by Landlord, whereupon either party shall have the right to terminate this Lease by giving written notice of termination within thirty (30) days after the date of said notice from Landlord, and the Annual Rental shall (i) abate as of the date of such casualty in proportion to the part of the Premises rendered untenantable, and (ii) abate entirely as of the effective date of the termination of this Lease. Notwithstanding the other provisions of this paragraph, in the event there should be a casualty loss to the Premises to the extent of fifty percent (50%) or more of the replacement value of the Premises or which renders the Premises untenantable for the conduct of Tenant’s business operations during the last Lease Year of the Term, or any extended term, as determined by Landlord in the exercise of its reasonable discretion and upon written notice to Tenant within thirty (30) days of such casualty,, either party may, at its option, terminate this Lease by giving written notice to the other party within thirty (30) days after the date of the casualty and the Annual Rental shall abate as of the effective date of said termination. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this paragraph shall affect any rights of Landlord or Tenant hereunder arising from the prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises. Notwithstanding the foregoing, in no event shall Landlord be required to expend more funds in connection with the repair or restoration of the Premises than the amount received by Landlord from the proceeds of any insurance maintained by Landlord, provided, however, if Landlord does not have sufficient proceeds to rebuild and elects not to fund any such deficiency, Landlord shall provide Tenant with written notice of Landlord’s inability to rebuild the Premises in accordance with the terms herein (such notice to be provided within sixty (60) days after the date of said casualty, and in such event, Tenant shall have the right to terminate this Lease by written notice to Landlord within ten (10) days after Tenant’s receipt of said notice from Landlord and such termination shall be effective as of the date of such casualty loss.

14. GOVERNMENTAL ORDERS.

Except as hereinbelow set forth regarding compliance of the physical structure of the Building with applicable governmental regulations, including without limitation, compliance with the applicable requirements of the Americans with Disabilities Act and the implementing regulations (the “ADA”) as of the Commencement Date, Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority that may be in effect from time to time made necessary by reason of Tenant’s use or occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant’s use or occupancy. With regard to the physical structure of the Building, Landlord agrees to use good faith and due diligence to undertake those actions that are “readily achievable” (as such term is defined in the ADA) in order to attempt to bring the physical structure of the Building in compliance with the applicable requirements of the ADA in effect as of the Commencement Date. If it is determined that for any reason Landlord shall have failed to cause the physical structure of the Building (excluding any tenant improvements or alterations) to be brought into compliance with the ADA as of the Commencement Date (to at least the minimum extent required under applicable regulations then in effect), then Landlord, as its sole obligation, will take the action(s) necessary to cause the physical structure of the Building to so comply, and Tenant acknowledges and agrees that Landlord has and shall have no other obligation or liability whatsoever to Tenant, or to anyone claiming by or through Tenant, regarding any failure of the Building or the activities therein to comply with the applicable requirements of the ADA. Landlord and Tenant agree, however, that if in order to comply with any of the above requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one (1) year’s rent, then the party who is obligated to comply with such requirements is privileged to terminate this Lease by giving written notice of termination to the other party, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate the necessity of compliance with such requirement by the party giving such notice, unless the party receiving such notice of termination shall, before termination becomes effective, pay to the party giving notice all costs of compliance in excess of one (1) year’s rent, or secure payment of said sum in a manner satisfactory to the party giving notice. Notwithstanding anything contained herein to the contrary, it is agreed that: (a) Tenant is exclusively responsible for all compliance with all requirements of any legally constituted public authority in the event non-compliance relates to Tenant’s use of, or operations from, the Premises and (b) in the event of non-compliance for which Landlord is responsible, Landlord shall not be deemed in breach of this Lease if such non-compliance does not materially impair Tenant’s use of the Premises or threaten or endanger the health or safety of Tenant or Tenant’s Invitees; provided, however, Landlord shall promptly remedy such non-compliance to the extent required by applicable laws, rules and regulations.

15. MUTUAL WAIVER OF SUBROGATION.

For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty or any other matter whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance or would have been paid if the injured party had carried the insurance required of it hereunder. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

16. SIGNS AND ADVERTISING.

(a) Landlord shall install, if not already in place and at Tenant’s sole cost and expense, a tenant identification sign in accordance with Building standards, such sign to be located at or near the Tenant’s front entrance to the Premises within the Building. Tenant shall, at Tenant’s sole cost and expense, maintain such sign in good working order and keep such sign clearly visible during Tenant’s normal business hours.

(b) In order to provide architectural control for the Building and Business Park, Tenant shall not install any exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Premises, the Building or the surrounding Common Areas. Landlord shall have the right to remove any such sign or other decoration and fully restore the Premises, the Building or the surrounding common areas at the cost and expense of Tenant if any such exterior work is done without Landlord’s prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole discretion. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

17. INDEMNIFICATION AND LIABILITY INSURANCE.

(a) Subject to the mutual waiver of subrogation set forth herein, Tenant shall indemnify and save Landlord harmless against any and all actual and direct claims, suits, demands, actions, fines, damages, and liabilities, and all reasonable costs and expenses thereof (including without limitation reasonable attorneys’ fees) or otherwise arising out of injury to persons (including death) or tangible property occurring in, on or about, or arising out of the Premises or other areas in the Building if caused or occasioned wholly or in part by any act(s) or omission(s) of Tenant or Tenant’s Invitees or a breach of this Lease by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant shall give Landlord immediate notice of any such happening causing injury to persons or tangible property. Subject to the mutual waiver of subrogation set forth herein, Landlord shall indemnify and save Tenant harmless against any and all actual and direct claims, suits, demands, actions, fines, damages, and liabilities, and all reasonable costs and expenses thereof (including without limitation reasonable attorneys’ fees) arising out of injury to persons (including death) or tangible property occurring in, on or about, the Building to the extent caused directly by the negligence or willful misconduct of Landlord or Landlord’s agents, employees, or contractors and not otherwise caused by the negligence or willful misconduct of Tenant or Tenant’s Invitees.

(b) At all times during the Term, Tenant shall at its own expense keep in force adequate public liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than Two Million and No/100 Dollars ($2,000,000.00) single limit with such company(ies) as shall from time to time be reasonably acceptable to Landlord (and to any lender having a mortgage interest in the Premises) and naming Landlord and Landlord’s agent as an additional insured (and, if requested by Landlord from time to time, naming Landlord’s mortgagee as an additional insured). In the event Tenant employs any contractor to perform any work in the Premises, Tenant shall provide Landlord with insurance certificates naming Landlord and such other parties as Landlord may designate as additional insureds under policies of builders risk and general liability insurance, if it is possible to obtain such coverage for the contractor, and shall also provide Landlord with evidence of satisfactory workers compensation coverage in accordance with applicable statutory requirements. The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best’s Insurance Reports and shall have a deductible of $25,000 or less. Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Tenant shall first furnish to Landlord certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter, upon Landlord’s request, prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days’ written notice to Landlord.

(c) Landlord shall keep in force during the Term insurance in such amounts and coverages as Landlord deems appropriate or is otherwise required of Landlord by third parties such as its lender.

18. LANDLORD’S RIGHT OF ENTRY.

Landlord, and those persons authorized by it, shall have the right to enter the Premises upon twenty-four hours notice provided Landlord is accompanied by a representative of Tenant and Landlord otherwise complies with all health and safety procedures implemented by Tenant in connection with its customary business operations in the Premises, (except in the event of an emergency in which event no notice and no Tenant representative shall be required) for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the same to prospective purchasers and/or lenders (at any time during the Term hereof), or prospective tenants (during the last nine (9) months of the Term), as well as at any time without notice in the event of emergency involving possible injury to property or persons in or around the Premises or the Building.

19. EMINENT DOMAIN.

If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant’s business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition (but only to the extent of any condemnation proceeds awarded to Landlord) and the Annual Rental shall be proportionately and equitably reduced as of the date of the taking. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord’s or Tenant’s interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant’s trade fixtures or equipment if a separate award for such items is made to Tenant and such separate award does not reduce the award to Landlord. Notwithstanding the foregoing, in no event shall Tenant be entitled to any compensation for the loss of its leasehold estate.

20. EVENTS OF DEFAULT AND REMEDIES.

(a) Upon the occurrence of any one or more of the following events (the “Events of Default,” any one an “Event of Default”), Landlord shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

(i) Tenant’s failure to pay any Annual Rental payable hereunder within five (5) days after same becomes due; provided, however, Tenant shall be entitled to written notice and a five (5) day cure period with respect to its failure to pay any installment of Annual Rent once during each Lease Year;

(ii) Tenant’s failure to pay any other sum of money payable hereunder within ten (10) days after written notice thereof from Landlord of a deficiency in such payment;

(iii) Tenant’s failure to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof, or if such default cannot be remedied within such period, Tenant does not within thirty (30) days after written notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently prosecute such cure and complete such act or acts within ninety (90) days after written notice thereof;

(iv) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant’s assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement;

(v) Tenant allows its leasehold estate to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days; or

(vi) A default by Tenant under any other lease heretofore or hereafter made by Tenant for any other space in the Business Park.

(b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or terminate Tenant’s right of possession pursuant to applicable law, and reenter and remove all persons and properties from the Premises that Tenant has abandoned and to place same in storage (for no more than thirty (30) days after which Landlord may dispose of said property) at any premises within the County in which the Premises is located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage, all without Landlord being guilty of trespass or being liable for any damages caused thereby. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, terminate Tenant’s right of possession in accordance with applicable law and make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable without any responsibility on Landlord whatsoever to account to Tenant for any surplus rents collected. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises and any costs incurred in reletting the Premises, and Tenant shall remain liable to Landlord for the total Annual Rental (which may at Landlord’s election be accelerated to be due and payable in full as of the Event of Default and recoverable as damages in a lump sum) as would have been payable by Tenant hereunder for the remainder of the term less the rentals actually received from any reletting or, at Landlord’s election, less the reasonable rental value of the Premises for the remainder of the term. In determining the Annual Rental which would be payable by Tenant subsequent to default, except with respect to Minimum Rental (which shall be calculated in accordance with Section 1(g) hereof) the Annual Rental for each Lease Year of the unexpired term shall be as set forth in Section 1(g) hereof. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord’s reasonable attorneys’ fees to the extent allowed by applicable law. Upon an Event of Default by Tenant hereunder, Landlord shall use commercially reasonable efforts to mitigate its damages.

21. SUBORDINATION.

This Lease is subject and subordinate to any and all mortgages or deeds of trust currently existing on the property of which the Premises is a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) in a commercially reasonable form as Landlord may reasonably request evidencing the subordination of this Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust. Subject to the condition precedent that Landlord provide Tenant with a non-disturbance agreement in a commercially reasonable form in favor of Tenant from any mortgagee, trustee or beneficiary, this Lease shall be subject and subordinate to any mortgage or deed of trust which may hereafter encumber the property of which the Premises is a part. Tenant’s obligations under this Lease shall continue in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings and subject to the terms of any non-disturbance agreement, the mortgagee, trustee, or beneficiary or their successors or assigns shall be bound by all of the obligations of Landlord under this Lease which accrue after such foreclosure or default proceeding. Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any instrument or instruments in a commercially reasonable form required to give effect to the provisions of this paragraph. Landlord agrees to use commercially reasonable efforts to provide Tenant with a customary subordination, non-disturbance and attornment agreement from any lender currently holding a deed of trust encumbering the Building at no cost to Tenant.

22. ASSIGNMENT AND SUBLETTING.

Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event of any assignment, sublease, mortgage, pledge or encumbrance, Tenant shall: (i) remain primarily liable for the performance of all terms of this Lease, (ii) pay all reasonable costs, including without limitation, attorney’s fees, incurred by Landlord in connection with such assignment, sublease or mortgage, and (iii) pay to Landlord fifty percent (50%) of any rental or any fees or charges received by Tenant (less the actual, reasonable expenses incurred by Tenant in connection with such re-letting as evidenced by written receipts thereof) in excess of the Annual Rental payable to Landlord hereunder as further rental under this Lease. Landlord’s consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required herein. Upon notice to Landlord of a proposed sublease (for all or substantially all of the remaining Term) or assignment of all or any portion of the Premises (the “Proposed Space”), Landlord shall have the option within fifteen (15) days after its receipt of such notice, to terminate this Lease with respect to the Proposed Space, whereupon the parties hereto shall have no further rights or liabilities with respect to the Proposed Space except as otherwise expressly set forth herein. Notwithstanding the foregoing, provided no Tenant default has occurred and is continuing hereunder, Tenant may assign or sublet all or any portion of the Premises upon ten (10) days advance written notice to Landlord (but without Landlord’s consent) to an entity controlled by Tenant or which controls Tenant or in connection with a merger, consolidation, corporate reorganization, or a sale of all or substantially all of its assets or stock, provided that the new controlling entity has a consolidated net worth greater than or equal to Tenant’s consolidated net worth at the time of the proposed transfer (as evidenced by audited financials provided by said assignee). For purposes hereof, “control” shall be deemed to mean ownership of more than fifty percent (50%) of the ownership interest of any entity.

In the event of a proposed assignment of this Lease or subletting of all or a part of the Premises, for which Landlord’s consent is required hereunder, Tenant shall submit to Landlord, in writing, (i) the name of the proposed assignee or sublessee, (ii) current financial statements, available to Tenant disclosing the financial condition of the proposed assignee or subtenant, (iii) the nature of the business of the proposed assignee or sublessee, and its proposed use of the Premises (any assignment or subletting being subject to restrictions on use contained in this Lease, the violation of which by the proposed assignee or sublessee shall constitute absolute grounds for Landlord’s denial of the requested assignment or subletting, such grounds not being the exclusive grounds for denial under clause (iii)) and (iv) the proposed commencement date of the assignment or subletting, together with a copy of the proposed assignment or sublease. Within thirty (30) days after its receipt of such notice, Landlord shall either approve or disapprove such proposed assignment or sublease in writing. Tenant shall promptly deliver a copy of the fully executed assignment or sublease to Landlord upon its receipt of same.

Notwithstanding anything in this Lease to the contrary, Tenant further agrees that any assignment or sublease shall be subject to the following additional limitations unless Tenant obtains Landlord’s prior consent: (i) in no event may Tenant assign this Lease or sublet all or any portion of the Premises to an existing tenant of the Business Park or its subtenant or assignee

(unless Landlord consents to such assignment or sublease or Landlord is not otherwise generally able to accommodate said existing tenant with comparable space in the Business Park); (ii) in no event shall the proposed subtenant or assignee be a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received any written proposal within the past three (3) months regarding a lease of space in the Business Park; and (iii) Tenant shall not publicly advertise the rate for which Tenant is willing to sublet the Premises; and all public advertisements of the assignment of the Lease or sublet of the Premises, or any portion thereof, shall be subject to prior written approval by Landlord, such approval not to be unreasonably withheld or delayed. Said public advertisement shall include, but not be limited to, the placement or display of any signs or lettering on the exterior of the Premises or on the glass or any window or door of the Premises or in the interior of the Premises if it is visible from the exterior.

23. TRANSFER OF LANDLORD’S INTEREST.

If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder in writing, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder accruing from and after the date of such transfer, and Tenant shall look solely to such successor in interest for performance of all of Landlord’s obligations and such successor shall be obligated to perform all of Landlord’s obligations under this Lease which accrue after the date of such transfer. Tenant’s obligations under this Lease shall in no manner be affected by Landlord’s sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

24. COVENANT OF QUIET ENJOYMENT.

Landlord represents that it has full right and authority to lease the Premises and provided that Tenant is not in default beyond any applicable cure period, Tenant shall peacefully and quietly hold and enjoy the Premises for the full Term hereof and any extensions thereof.

25. ESTOPPEL CERTIFICATES.

Within twenty (20) days after a request by Landlord, Tenant shall deliver a written estoppel certificate, in a form supplied by or acceptable to Landlord, certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no Event of Default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rentals under this Lease. Within thirty (30) days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

26. PROTECTION AGAINST LIENS.

Tenant shall do all things necessary to prevent the filing of any mechanics’, materialmen’s or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord involving such lien together with interest on the total expenses and costs at an interest rate equal to the Prime Rate plus three percent (3%).

27. MEMORANDUM OF LEASE.

If requested by Tenant, Landlord shall execute a recordable Memorandum or Short Form Lease, prepared at Tenant’s expense, specifying the exact term of this Lease and such other terms as the parties shall mutually determine.

28. LANDLORD’S LIEN. [Intentionally Deleted]

29. FORCE MAJEURE.

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this paragraph shall in no way be applicable to Tenant’s obligations to pay Annual Rental or any other sums, monies, costs, charges or expenses required by this Lease.

30. REMEDIES CUMULATIVE — NONWAIVER.

Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party’s default shall impair such right or be construed to be a waiver of a default.

31. HOLDING OVER.

If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term, whether with or without Landlord’s acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The hold over tenancy shall be subject to termination by Landlord or Tenant at any time upon written notice to the other by either party. The “monthly” rental payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Minimum Rental and one hundred percent (100%) of the monthly installments of any additional rent and other pass-through charges payable during the final Lease Year immediately preceding such expiration. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord’s unequivocal written acquiescence.

32. NOTICES.

Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid or delivered by a nationally recognized overnight courier, and addressed to the appropriate party at the address set forth in Section 1(j) hereof. The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

33. LEASING COMMISSION.

Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except the Broker(s) set forth in Section 1(l) hereof. Tenant agrees to indemnify and save Landlord harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this Lease. Landlord agrees to indemnify and save Tenant harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of its actions in connection with this Lease. Landlord agrees to be responsible for the leasing commission due Broker pursuant to a separate written agreement with Broker.

34. LANDLORD DEFAULT.

If Landlord shall fail to perform any of the covenants, terms or conditions of this Lease, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (or such longer period as may be required in the exercise of due diligence) in which to cure any such default. In the event Landlord fails to cure or commence to cure its breach within the time periods set forth herein, Tenant shall be entitled to pursue any and all remedies available to it at law or in equity; provided, however, Tenant shall have no right to withhold, set off or abate rent. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. The failure of Tenant to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

35. MISCELLANEOUS.

(a) Rules and Regulations. Landlord shall have the right from time to time to prescribe reasonable rules and regulations (the “Rules and Regulations”) for Tenant’s use of the Premises and for Tenant and all other tenants’ use of the Building. A copy of Landlord’s current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit “D” and Landlord shall promptly provide Tenant with any amendments thereto. Tenant shall abide by and actively enforce on all of Tenant’s Invitees such regulations including without limitation rules governing parking of vehicles in designated areas.

(b) Evidence of Authority. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

(c) Limitation of Landlord’s Liability. Notwithstanding any other provisions of this Lease to the contrary, in the event of a default by Landlord under this Lease, Tenant shall look solely to Landlord’s equity in the Building, and not to any other or separate business or non-business assets of Landlord, or any partner, shareholder, officers or representative of Landlord, for the satisfaction of any claim brought by Tenant against Landlord, and if Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed within thirty (30) days after written notice from Tenant (unless such condition is incapable of being cured within said thirty (30) day period, in which event it shall not be deemed a default so long as Landlord is diligently pursuing the completion of same), and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment levied thereon against the right, title and interest of Landlord in the Building as the same may then be encumbered (including without limitation Landlord’s interest in the rents and profits arising out of Landlord’s interest in the Building). Further, in the event the owner of Landlord’s interest in this Lease is at any time a partnership, joint venture or unincorporated association, Tenant agrees that the members or partners of such partnership, joint venture or unincorporated association shall not be personally or individually liable or responsible for the performance of any of Landlord’s obligations hereunder.

With respect to any provisions of this Lease which provides that Landlord shall not unreasonably withhold or delay any consent or approval, Tenant shall not have, and Tenant hereby waives, any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any allegation of unreasonableness by Landlord. Tenant’s sole remedy shall be an action or proceeding to enforce any such provisions, or for specific performance, injunction or declaratory judgment.

(d) Nature and Extent of Agreement. This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

(e) Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by an authorized signatory of Landlord and delivered to Tenant. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing and executed by an authorized signatory of Landlord.

(f) Captions and Headings. The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

(g) Security Deposit. Tenant has paid to Landlord upon signing this Lease the Security Deposit as described in Section 1 (k) as security for Tenant’s performance of all obligations hereunder (the “Deposit”). The Deposit may be held by Landlord in such manner as it shall elect and Landlord shall be entitled to any interest which accrues on the Deposit. In the event of a default by Tenant beyond any applicable cure period, Landlord may, at its option, require Tenant to double the amount of the Security Deposit and to fund such increase within ten (10) days of Landlord’s notice to Tenant to increase the Security Deposit. Further, in the event of a default by Tenant, Landlord may, at its option, apply all or any part of the Deposit to cure the default, and thereupon Tenant shall immediately redeposit with Landlord the amount so applied in order that Landlord will always have the full Deposit on hand during the term of this Lease. Upon the termination or earlier expiration of this Lease, provided that Tenant is not in default beyond any applicable cure period hereunder, Landlord shall refund to Tenant any of the remaining balance of the Deposit within thirty (30) days subject to final adjustments for payment of any rental required by this Lease. If the Premises is sold, Landlord shall have the right to transfer the Deposit to the new owner, and upon the new owner’s express assumption of the obligations for the Deposit required by this Lease, Landlord shall thereupon be released from all liability for such Deposit, and Tenant thereafter shall look only to the new owner for such Deposit. The terms hereof shall apply to every transfer of the Deposit.

(h) Right to Relocate. [Intentionally Deleted]

(i) Representations and Warranties. Tenant represents, covenants and warrants to Landlord as of the date Tenant executes and delivers this Lease that: (a) Tenant is duly constituted, in good standing and qualified to do business in the State of North Carolina; (b) Tenant has paid all corporate taxes (if applicable); (c) Tenant will file when due all forms, reports, fees and other documents necessary to comply with applicable laws; and (d) the signatories signing on behalf of Tenant have the requisite authority to bind Tenant pursuant to Tenant’s organizational documents (i.e., partnership agreement, operating agreement or bylaws) or a certified copy of a resolution from Tenant authorizing same.

Landlord represents, covenants and warrants to Tenant as of the date Landlord executes and delivers this Lease that: (a) Landlord is duly constituted, in good standing and qualified to do business in the State of North Carolina; (b) Landlord has paid all corporate taxes (if applicable); (c) Landlord will file when due all forms, reports, fees and other documents necessary to comply with applicable laws; (d) the signatories signing on behalf of Landlord have the requisite authority to bind Landlord pursuant to Landlord’s organizational documents (i.e., partnership agreement, operating agreement or bylaws) or a certified copy of a resolution from Landlord authorizing same; and (e) Landlord currently holds valid fee simple title to the Building.

(j) Lease Review. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

(k) Attorneys’ Fees. If either party places in the hands of an attorney the enforcement of this Lease or any part thereof, for the collection of any rent due or to become due hereunder, or recovery of the possession of the Premises, or otherwise file suit hereunder, the non-prevailing (or defaulting) party shall pay the other party’s reasonable attorneys’ fees and court costs.

(l) Principal Life Approval. This Lease may be subject to approval by the Principal Life Insurance Company Investment Committee and the Board of Directors of Petula Associates, Ltd. In the event such approval is required and Landlord is unable to obtain such approval within ten (10) days after the date of this Lease, either party may elect to terminate this Lease upon written notice to the other and the parties hereto shall have no further rights or obligations hereunder.

(m) Financial Disclosures. Tenant shall at any time upon receipt of a written request from Landlord (such request to be made no more than once in any Lease Year), provide true, complete and accurate financial information and documentation about itself and any Guarantor to Landlord, within ten (10) days after such request. Landlord covenants and agrees to keep such records confidential; provided, however, Landlord may share the information contained within such records with its legal counsel, accountants and employees, prospective purchasers and lenders, and as may otherwise be required by applicable law.

(n) OFAC Compliance.

(1) Tenant represents and warrants that to Tenant’s knowledge (a) Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not an entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of an Embargoed Person (as hereinafter defined), and (c) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that Tenant is in violation of law.

(2) Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing upon Tenant’s actual knowledge that any of the representations set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to knowingly use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be reasonably requested by Landlord to determine Tenant’s compliance with the terms hereof.

(3) Tenant shall use good faith, commercially reasonable efforts to not knowingly permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis).

In connection with any proposed assignment of this Lease or sublease, Tenant shall provide to Landlord the names of any proposed assignee or sublessee, as applicable, for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001), as amended.

(o) Landlord’s Waiver. At Tenant’s request, provided no Tenant default has occurred and is continuing hereunder, Landlord shall execute and deliver within thirty (30) days after written request therefor, a “landlord waiver” or “consent” form in favor of Tenant’s lender in a commercially reasonable form acceptable to Landlord which form shall include Landlord’s disclaimer of any interest in the personal property of Tenant provided no leasehold mortgage is recorded in connection with any such Tenant financing.

36. SEVERABILITY.

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

37. REVIEW OF DOCUMENTS.

Except as otherwise expressly provided in this Lease, if, following the execution of this Lease, either party hereto requests that the other party execute any document or instrument that is other than (i) a document or instrument the form of which is attached hereto as an exhibit, or (ii) a document that solely sets forth facts or circumstances that are then existing and reasonably ascertainable by the requested party with respect to the Lease, then the party making such request shall be responsible for paying the out-of-pocket costs and expenses, including without limitation, the attorneys’ fees, incurred by the requested party in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by the requested party. In the event the requesting party is Tenant, all such costs and expenses incurred by Landlord in connection with its review and negotiation of any such document(s) or instrument(s) shall be deemed to be additional rental due hereunder and shall be payable by Tenant promptly upon demand.

38. RIGHT OF FIRST OFFER.

Provided (i) no Tenant default has occurred and is continuing hereunder, and (ii) Tenant has not assigned this Lease nor sublet all or any portion of the Premises (other than an assignment or sublease to an affiliated entity which controls, is controlled by, or under common control with, Tenant), Tenant shall have a continuing right of first offer to lease the space contiguous to the Premises in the Building as more particularly described on Exhibit “A-2” attached hereto and incorporated herein by reference (the “Expansion Space”) at such time as said Expansion Space becomes available for lease during the Lease Term and any extensions thereof. At such time as the Expansion Space initially becomes available for lease and prior to marketing the Expansion Space for lease to the general public, Landlord shall notify Tenant in writing of Landlord’s intention to market the Expansion Space and the rental rate and terms and conditions of lease which Landlord intends to propose for the Expansion Space (collectively, the “Offer Terms”).

Tenant shall have five (5) business days after its receipt of such written notice from Landlord (the “Letter of Intent Negotiation Period”) in order to negotiate with Landlord to enter a mutually acceptable letter of intent to lease the Expansion Space based on the Offer Terms. Landlord shall not, during the Letter of Intent Negotiation Period, lease, offer to lease or agree to lease the Expansion Space to any other party unless Tenant advises Landlord that Tenant is not interested in leasing the Expansion Space in accordance with the Offer Terms. In the event that Tenant does not agree to such Offer Terms during the Letter of Intent Negotiation Period, then, after such period, Landlord may market the Expansion Space upon such terms and conditions as are reasonably acceptable to Landlord Tenant shall have no further rights with respect to the Expansion Space until such time as the Expansion Space again becomes available for lease, whereupon Tenant shall again have the option to exercise this right of first offer.

In the event Tenant agrees to the Offer Terms within the Letter of Intent Negotiation Period as hereinabove described, then Tenant and Landlord will negotiate in good faith and with due diligence an agreement for the lease of the Expansion Space. Landlord shall not, during the thirty (30) day period immediately following Tenant’s agreement to the Offer Terms (the “Lease Negotiation Period”), lease, offer to lease or agree to lease the Expansion Space to any other party. In the event that Landlord and Tenant are unable in good faith to agree to the terms of such lease within the Lease Negotiation Period, then thereafter Landlord may market the Expansion Space upon such terms and conditions as are reasonably acceptable to Landlord whereupon Tenant shall have no further rights with respect to the Expansion Space until such time as the Expansion Space again becomes available for lease, whereupon Tenant shall again have the option to exercise this right of first offer.

39. SECURITIES EXCHANGE COMMISSION.

Tenant shall have the right to file this Lease, as amended, when and if so required by any local, state or federal agency, department, law, ordinance or regulation, including, but not limited to, the Securities Exchange Commission.

[signatures appear on following page]

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.

“LANDLORD”

ROYAL CENTER IC, LLC, a Delaware limited liability company

By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized agent

	By:	/s/ Joseph E. Pierce
	Its:	Joseph E. Pierce President
Regional Director-Asset Management

	By:	/s/ Mark F. Schotz
	Its:	Mark F. Schotz President
Investment Director Asset Management
	Date:	Nov 30 2006

“TENANT”

INSPIRE PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ CHRISTY L. SHAFFER
Name:	CHRISTY L. SHAFFER, Ph.D
Its:	President

EXHIBIT “A-1”

(ATTACH PORTION OF PLANS AND OUTLINE

THE PREMISES IN RED INK FOR IDENTIFICATION PURPOSES)

EXHIBIT A-1
PREMISES

ROYAL CENTER I
4222 EMPEROR BLVD.

EXHIBIT “A-2”

EXPANSION SPACE

EXHIBIT A-2
EXPANSION SPACE

BLD. ELEC.
SUITE 580
KARD BIO

ROYAL CENTER I
4222 EMPEROR BLVD.

EXHIBIT “B”

[INTENTIONALLY DELETED]

EXHIBIT “C”

CONSTRUCTION PLANS

[To be attached]

EXHIBIT “D”

RULES AND REGULATIONS

The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the Building and for the general comfort and welfare of the tenants. These Rules and Regulations shall remain in full force and effect until Tenant is notified in writing by Landlord of any changes and amendments. To the extent any of the Rules and Regulations set forth herein are inconsistent with the provisions of the Lease, the terms and conditions of the Lease shall prevail.

1. The sidewalks, entrances, halls, passages, elevators and stairways shall not be obstructed or used by Tenant for any other purpose than for ingress and egress. All loading and unloading of goods, furniture, fixtures, equipment and supplies shall be done only in areas and through entrances designated for such purposes.

2. Toilet rooms and other plumbing facilities shall not be used for any purpose other than those for which they are constructed and no foreign substance of any kind shall be disposed of therein. All repairs required due to breakage, stoppage or damage resulting from a violation of this provision shall be at Tenant’s sole expense.

3. Tenant shall not do anything in the Premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

4. Tenant shall at all times maintain an adequate number of suitable fire extinguishers on the Premises for use in case of local fires, including electrical fires.

5. Tenant shall keep the Premises heated at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

6. Trucks shall not be allowed to remain overnight in the Common Areas whether loaded, unloaded or otherwise, without Landlord’s prior written consent.

7. All garbage and refuse shall be placed for collection in containers specified by Landlord outside the Premises or Building. Tenant shall pay the cost of removal of any of Tenant’s refuse or rubbish.

8. Tenant shall, at Tenant’s expense, provide for regular pest extermination to the Premises and shall provide Landlord with a copy of such extermination contract.

9. In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of Tenant shall:

(a) Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of Building or to cleaning or rearranging occupancy of leased space.

(b) Mark or defile elevators, toilet rooms, walls, windows, doors or any part of the Building.

(c) Except for “seeing-eye” dogs, keep animals or birds on the Premises.

(d) Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the Building not leased by Tenant.

(e) Except for pictures, wall hangings and other customary decorations and items which would not cause permanent damage to the structural elements of the Building, fasten any article, drill holes, drive nails or screws into walls, floors, doors, or partitions or otherwise mar or deface them by paint, papers or otherwise, without Landlord’s prior written consent.

(f) Operate any machinery within the Building except customary warehouse, training and office equipment, such as computers, dictaphones, calculators, electric typewriters, televisions, video cassette recorders and the like. Special equipment or machinery used in the trade or profession of the Tenant may be operated only with Landlord’s prior written consent.

(g) Leave Premises unoccupied without locking all exterior doors and turning off all water outlets.

(h) Burn any trash, refuse, debris or garbage of any kind in or about the Premises or Building.

(i) Attach awnings, air-conditioning units or other fixtures to the outside walls or window sills, or otherwise affix such so as to project from the Premises or Building without Landlord’s prior written consent.

(j) Except for Tenant’s installation of a key card security system, install additional locks or bolts of any kind on any doors or windows of the Premises without Landlord’s prior written consent. On the termination of Tenant’s tenancy, Tenant shall deliver to Landlord all keys to the Premises, either furnished to or otherwise procured by Tenant.

(k) Install or operate any engine, boiler, machinery, or stove, or use oil or any burning fluid (other than gas) for heating, warming or lighting, or use any lighting other than incandescent or fluorescent electric lights, on the Premises without Landlord’s prior written consent. All stoves permitted in the Premises shall be placed and installed according to city ordinances. No articles deemed extra hazardous on account of fire, and no explosives, shall be brought into the Premises.

(l) Use loudspeakers, televisions, radios or other devices in such a manner as to be heard outside the Premises, or make, or permit to be made, any unseeming or disturbing noises, nuisance or other activity objectionable to other tenants.

(m) Use the Premises for the purpose of lodging or sleeping rooms, or for any illegal purposes.

(n) Install any aerial, antenna, satellite dish or other equipment or structure on the roof or exterior walls of the Premises, or on the grounds without, in each instance, the prior written consent of Landlord. Any installation so made without such prior written consent shall be subject to removal without notice at any time, at Tenant’s expense.

10. Landlord shall have the right to prohibit any advertising by Tenant which, in its opinion, shall damage the reputation of the Building or its desirability, and upon written notice from Landlord, Tenant shall discontinue any such advertising.

11. Except for deliveries in the ordinary course of Tenant’s business, Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises leased by Tenant; and workmen employed, designated or approved by Landlord must be employed by Tenants for repairs, painting, material moving and other similar work that may be done on the Premises.

12. Tenant will reimburse Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by Tenant or the agents or employees of Tenant, including replacing any glass broken.

13. Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

14. Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the Building or Common Areas and to require registration, satisfactory identification and credentials from all person seeking access to any part of the Building or Common Areas outside of ordinary business hours. Ordinary business hours shall mean Monday through Friday, 7:30 a.m. to 6:30 p.m. and 8:00 a.m. through 1:00 p.m. on Saturday, except on legal holidays. Landlord shall exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access. Landlord reserves the right to exclude the general public from the Building after ordinary business hours and on weekends and holidays.

15. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord’s permission and direction.

16. Requests for services of janitors or other Building employees must be made to the Landlord. Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

17. Signs or any other tenant identification shall be in accordance with building standard signage. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the Building. All signs not approved in writing by Landlord shall be subject to removal without notice.

18. Except as otherwise set forth in the Lease, any improvements or alterations to the Premises by Tenant shall be approved in advance by Landlord and all such work, if approved, shall be done at Tenant’s sole expense under the supervision of Landlord.

19. Tenant shall have a non-exclusive right to use of all driveways and parking areas designated for Tenant and Tenant’s employees, if deemed necessary by Landlord.

20. If additional drapes or window decorations are desired by Tenant, they shall be approved by Landlord and installed at Tenant’s expense under the direction of Landlord. Lining on drapes visible from the exterior shall be of a color approved by Landlord.

21. The possession of weapons, including concealed handguns, is strictly forbidden on the Premises and Building.

22. Tenant shall not use nor permit the use of the Common Areas by its employees, agents or invitees for the purpose of displaying or selling personal property, automobiles, equipment, furniture, fixtures, merchandise or any other item whether owned by Tenant or its employees, agents or invitees.

23. Landlord reserves the right to rescind, amend, alter or waive any of the foregoing rules and regulations at any time in a reasonable and nondiscriminatory manner, or make such other reasonable and non-discriminatory rules and regulations as, in its sole judgment it deems necessary, desirable or proper for its best interest and for the best interests of the tenants, or as may from time to time be necessary for the safety, care and cleanliness of the Premises, the Building or adjacent areas, and for the preservation of good order therein. Any such recission, amendment, alteration or waiver of any rules or regulations or creation of any such new rules or regulations shall be effective five (5) days after all tenants have been given written notice thereof. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of these rules and regulations at any time.

EXHIBIT “E”

OPTION TO EXTEND

1. Notice and Exercise. Provided no Tenant default has occurred and is continuing under this Lease beyond any applicable cure period and Tenant has not assigned this Lease nor sublet all or any portion of the Premises, Tenant is hereby granted the option to extend the Term once for an additional period of three (3) years (the “Extension Term”) commencing upon the expiration of the initial Term on the same terms and conditions as contained in the other provisions of this Lease other than any upfitting allowance (Tenant accepting the Premises in its “as, is” condition but shall have the right to alter the Premises as set forth in Section 5 of this Lease), additional renewal options and as otherwise provided in this Section. This option shall be exercised only by delivery of written notice (the “Renewal Notice”) to Landlord no later than nine (9) months prior to the scheduled Expiration Date referred to in Section 1(f) of this Lease. The Minimum Rental for the Premises shall be the then fair market rental (“Market Rate”) applicable to the Premises, and the Operating Expense Stop shall be adjusted to the extent reflected in the Minimum Rental for the Extension Term. Except as otherwise set forth herein, Tenant’s occupancy of the Premises during the Extension Term shall be subject to all other terms and conditions of this Lease, expressly including without limitation, the obligation to pay its proportionate share of the Tenant Expenses.

2. Determination of Market Rate. For purposes of this Exhibit “E”, the term “Market Rate” shall mean the annual amount per rentable square foot that comparable landlords of comparable buildings have accepted in then-current transactions between non-affiliated parties from new, non-expansion, non-renewal (unless the lease involved a procedure invoked by landlord and tenant for a 100% determination of “fair market rental”) and non-equity tenants of comparable credit-worthiness, for comparable space (excluding any removable personal property), for a comparable use, for a comparable period of time (“Comparable Transactions”) in the Raleigh/Durham area. In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause implemented, the extent of tenant’s liability under the lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, parking considerations, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, or any other tenant concessions and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make, and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparable Transactions.

Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days (but in no event later than forty-five (45) days) after Tenant provides the notice to Landlord exercising Tenant’s option rights which require a calculation of the Market Rate. Tenant shall have thirty (30) days

(“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental or to object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Market Rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope its final proposal as to Market Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below. Failure of Tenant to so accept in writing such rental within Tenant’s Review Period shall conclusively be deemed its disapproval of the Market Rate determined by Landlord.

(a) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Market Rate within two (2) business days of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate appraiser, lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or lawyer as to his or her opinion as to Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rate for the Premises is the closer to the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Section 2. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Market Rate (“MR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

(b) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate, and shall notify Landlord and Tenant of such determination.

(c) The decision of the arbitrator shall be binding upon Landlord and Tenant.

(d) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(e) The cost of arbitration shall be paid by Landlord and Tenants equally.

Immediately after the Minimum Rent for the applicable Extension Term is determined pursuant to this Exhibit, Landlord and Tenant shall execute an amendment to the Lease stating the new Minimum Rent in effect.

EXHIBIT “F”

DEPICTION OF PARK DIRECTORY SIGNAGE

[to be attached]

EXHIBIT “G”

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Lessor (identified below) to evaluate and finalize a lease agreement with you as Lessee. After a lease agreement is signed by you and the Lessor (the “Lease Agreement”), on an annual basis in accordance with the provisions of Section 5 of the signed Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Lessor subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Lessor to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Lessor:
c/o Tri Properties, Inc.
4309 Emperor Blvd., Suite 110
Durham, North Carolina
Attn: Property Manager
Phone: (919) 941-9616

Name of (Prospective) Lessee:

Mailing Address:

Contact Person, Title and Telephone Number(s):

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

________________________________________________________________________________________________________

Address of (Prospective) Premises:

Length of (Prospective) initial Term:

1.	GENERAL INFORMATION:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, services and activities to be provided or otherwise conducted. Existing Lessees should describe any proposed changes to ongoing operations. (Attached additional sheets if necessary).

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

2.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

2.1	Will any Hazardous Materials be used ☐, generated ☐, stored ☐ or disposed of ☐ in, on or about the Premises? (Note: Generally all storage will be required to be fully contained). Existing Lessees should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, or about the Premises.

Wastes	Yes ☐ No ☐
Chemical Products	Yes ☐ No ☐
Other	Yes ☐ No ☐

If yes is marked attached all MSDS’s and please explain: (MSDS’s Attached ☐),

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

2.2	If yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of each such Hazardous Materials at any given time; estimated annual throughout; the proposed location(s) and method of storage, including container sizes and types (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Lessees should attach a list setting forth the information requested above and such list should include actual data from ongoing operations and the identification of any variations in such information from the prior year’s certificate.

Attach a Site Plan indicating all storage areas - (Attached ☐).

3.	STORAGE TANKS AND SUMPS

3.1	Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Lessees should describe any such actual or proposed activities, including any required SPCC Plan.

Yes  ☐         No  ☐

If yes, please explain:

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

4.	WASTE MANAGEMENT

4.1	Has your company been issued an EPA Hazardous Waste Generator I. D. Number? Existing Lessees should describe any additional identification numbers issued since the previous certificate.

Yes  ☐        No  ☐

Describe RCRA status:

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

4.2	Has your company filed a biennial or quarterly report as a hazardous waste generator? Existing Lessees should describe any new reports filed.

Yes  ☐        No  ☐

If yes, attach a copy of the most recent report filed. (Attached ☐ ).

5.	WASTEWATER TREATMENT AND DISCHARGE

5.1	Will your company discharge wastewater or other wastes to:

storm drain?	sewer?
surface water?	facility treatment plant?
grounds	no wastewater or other
(i.e., compressor blow-down)	wastes discharged

Existing Lessees should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s). (Note: Generally, discharges to storm drains will be prohibited without prior review and approval from Landlord).

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

6.	AIR DISCHARGES

6.1	Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Lessees should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes  ☐         No  ☐

If yes, please explain:

________________________________________________________________________________________________________

________________________________________________________________________________________________________

6.2	Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Lessees should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)
Dip tank(s)	Drycleaning
Drying oven(s)	Other (please describe)
No Equipment Requiring Air Permits

If yes, please explain:

________________________________________________________________________________________________________

________________________________________________________________________________________________________

6.3	Do any of your operations generate an obvious odor:

Yes  ☐         No  ☐

If yes, please explain:

__________________________________________________________________________________________________________

__________________________________________________________________________________________________________

7.	HAZARDOUS MATERIALS DISCLOSURES

7.1	Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements. Existing Lessees should indicate whether or not a Management Plan is required and has been prepared.

Yes  ☐         No  ☐

If yes, attach a copy of the Management Plan. Existing Lessees should attach a copy of any required updates to the Management Plan.

7.2	(CA Only) Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in or about the premises regulated under Proposition ‘65? Existing tenants should indicate whether or not there are any new hazardous materials being used which are regulated under Proposition ‘65.

Yes  ☐         No  ☐

If yes, please explain:

________________________________________________________________________________________________________

________________________________________________________________________________________________________

8.	ENFORCEMENT ACTIONS AND COMPLAINTS

8.1	With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees designated as a PRP or has your company received requests for information, notice or demand letters (cited in, violation of any environmental regulation), or any other inquiries regarding its operations? Existing Lessees should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes  ☐         No  ☐

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Lessees should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Lessor pursuant to the provisions of Section              of the signed Lease Agreement.

________________________________________________________________________________________________________

________________________________________________________________________________________________________

8.2	Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes  ☐         No  ☐

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Lessor. Existing Lessees should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Lessor pursuant to the provisions of Section              of the signed Lease Agreement.

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

8.3	Have there been any problems or complaints from past or current landlords, adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety or odor concerns? Existing Lessees should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises.

Yes  ☐         No  ☐

If yes, please describe. Existing Lessees should describe any such problems or complaints not already disclosed to lessor under the provisions of the signed lease.

________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

8.4	Please provide the addresses for each space leased by your Company in the past ten years the name and phone number of each lessor.

9.	PERMITS AND LICENSES

9.1	Attach copies of all Hazardous Materials permits and licenses issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Lessees should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

10.	STATE AND LOCAL REQUIREMENTS

10.1	(This Section reserved for any requirements unique to a State or Local control agency)

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Lessor in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Section 5 of the Lease Agreement. The undersigned further acknowledges and agrees that the Lessor and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I,                                 , acting with full authority to bind the (proposed) Lessee and on behalf of the (proposed) Lessee, certify, represent and warrant that the information contained in this certificate is true and correct.

(PROSPECTIVE) Lessee:

By
Title
Date: